EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Digital Biometrics, Inc.:


     We consent to incorporation by reference in the registration statements (Numbers 33-41510, 33-63984, 33-90900 and 333-34725) on Form S-8 of Digital
Biometrics, Inc., of our reports dated November 21, 1997, except as to note 14(a) which is as of November 24, 1997, and note 14 (b) which is as of December 1, 1997, relating to the balance sheets of Digital Biometrics, Inc., as of September 30, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended September 30, 1997, which reports appear in the September 30, 1997, Annual Report on Form 10-K of Digital Biometrics, Inc., and to the reference to our firm under the heading "Selected Financial Data" in the Company's September 30, 1997, Annual Report on Form 10-K which is incorporated by reference in the registration statements.



                                       KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 23, 1997